EXHIBIT 99

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (033-44581) of Public Service Enterprise Group Incorporated of our report dated June 28, 2012, relating to the financial statements and supplemental schedule of Public Service Enterprise Group Incorporated Thrift and Tax-Deferred Savings Plan which appear on this Form 11-K for the year ended December 31, 2011.

/s/ Kronick Kalada Berdy & Co., P.C.

Kingston, Pennsylvania

June 28, 2012